PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.01 per share (the “Common Stock”), that the Corporation has authority to issue is hereby increased by 600,000,000 shares to an aggregate of 4,800,000,000 shares, having an aggregate par value of $48,000,000.

SECOND:       The 600,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of two new classes of a new series of Common Stock, which series shall be named “Prudential Emerging Markets Debt Hard Currency Fund,” as follows:

Name of Class	Number of Shares

Class A Common Stock	100,000,000

Class C Common Stock	100,000,000

Class Q Common Stock	200,000,000

Class Z Common Stock	200,000,000

THIRD: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of classes of a series as set forth in the Charter.

FOURTH: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, classified and designated as follows:

Prudential QMA International Equity Fund

Class A Common Stock 100,000,000

Class B Common Stock 5,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 180,000,000

Class Q Common Stock 180,000,000

Class T Common Stock 135,000,000

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 10,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 250,000,000

Class T Common Stock 190,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 25,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 200,000,000

Class T Common Stock 235,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 40,000,000

Class C Common Stock 75,000,000

Class Q Common Stock 175,000,000

Class Z Common Stock 175,000,000

Class T Common Stock 210,000,000

Class R Common Stock 175,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 20,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 150,000,000

Class Q Common Stock 125,000,000

Class T Common Stock 115,000,000

Prudential Jennison Emerging Markets Fund

Class A Common Stock 25,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 300,000,000

Class T Common Stock 225,000,000

FIFTH: As classified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 4,800,000,000 shares, $0.01 par value per share, having an aggregate par value of $48,000,000, classified and designated as follows:

Prudential Emerging Markets Debt Hard Currency Fund

Class A Common Stock 100,000,000

Class C Common Stock 100,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 200,000,000

Prudential QMA International Equity Fund

Class A Common Stock 100,000,000

Class B Common Stock 5,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 180,000,000

Class Q Common Stock 180,000,000

Class T Common Stock 135,000,000

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 10,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 250,000,000

Class T Common Stock 190,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 25,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 200,000,000

Class T Common Stock 235,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 40,000,000

Class C Common Stock 75,000,000

Class Q Common Stock 175,000,000

Class Z Common Stock 175,000,000

Class T Common Stock 210,000,000

Class R Common Stock 175,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 20,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 150,000,000

Class Q Common Stock 125,000,000

Class T Common Stock 115,000,000

Prudential Jennison Emerging Markets Fund

Class A Common Stock 25,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 300,000,000

Class T Common Stock 225,000,000

SIXTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law (the

“MGCL”) and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

SEVENTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

EIGHTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 13th day of September, 2017.

ATTEST:	PRUDENTIAL WORLD FUND, INC.
/s/Claudia DiGiacomo	/s/Scott E. Benjamin
Name: Claudia DiGiacomo	Name: Scott E. Benjamin
Title: Assistant Secretary	Title: Vice President